Exhibit 99.1

Paychex Completes Acquisition of Paycor

Deal strengthens Paychex’s upmarket position, unlocks new revenue channels, and expands strategic footprint and capabilities

Rochester, N.Y. (April 14, 2025) – Paychex, Inc. (Nasdaq: PAYX) (“Paychex”), an industry-leading human capital management (HCM) company, today announced the successful completion of its acquisition of Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of HCM, payroll and talent software.

“The Paycor acquisition unites two industry leaders with unrivaled AI-enabled technology supported by world-class service and advisory capabilities,” said John Gibson, Paychex president and CEO. “Together, we are reimagining how companies address the needs of today’s workforce with the most comprehensive, flexible, and innovative HCM solutions in the industry. Our combined offerings empower leaders in organizations of any size, in any segment, and at any stage. Our customers will benefit from more choice, more expertise, and more flexibility than ever before.”

“This transaction strengthens our competitive position upmarket, unlocks new revenue opportunities, and positions us for sustainable long-term growth,” Gibson added. “Our integration strategy will prioritize accelerating sales expansion and product innovation to drive our growth. We warmly welcome the talented Paycor team and look forward to leveraging their strengths to realize the full potential of this opportunity.”

Transaction Highlights

•	All-cash acquisition of 100% of Paycor for $22.50 per share, representing approximately $4.1 billion of enterprise value

•	Combined offering will be the most comprehensive HCM portfolio in the industry, enabling Paychex to better meet the needs of new and existing customers across all market segments

•	Expected annual cost synergies of more than $80 million in fiscal 2026 and substantial revenue synergy opportunities over the next several years

•	Expected to be accretive to adjusted diluted EPS in fiscal 2026[1]

•	Paychex remains committed to maintaining its dividend policy and strong balance sheet

Advisors

J.P. Morgan Securities LLC served as the exclusive financial advisor to Paychex, and Davis Polk & Wardwell LLP served as legal advisor to Paychex. Goldman Sachs & Co. LLC served as the exclusive financial advisor to Paycor, and Kirkland & Ellis LLP served as legal advisor to Paycor.

1 Adjusted diluted earnings per share (“EPS”) is not a U.S. generally accepted accounting principles (“GAAP”) measure. Refer to our Annual Report on Form 10-K for a discussion of these measures.

About Paychex

Paychex, Inc. (Nasdaq: PAYX) is the digitally driven HR leader that is reimagining how companies address the needs of today’s workforce with the most comprehensive, flexible, and innovative HCM solutions for organizations of all sizes. Offering a full spectrum of HR advisory and employee solutions, Paychex pays 1 out of every 11 American private sector workers and is raising the bar in HCM for nearly 800,000 customers in the U.S. and Europe. Every member of the Paychex team is committed to fulfilling the company’s purpose of helping businesses succeed. Visit paychex.com to learn more.

Contacts

Paychex Investor Relations:	Paychex Media Inquiries:
Rachel White, Director, Investor Relations	Tracy Volkmann
Phil Nicosia, Manager, Investor Relations	Manager, Public Relations
(800) 828-4411	(585) 387-6705
investors@paychex.com	tvolkmann@paychex.com

Cautionary Note Regarding Forward-Looking Statements

Certain written statements in this press release may contain, and members of management may from time to time make or discuss statements which constitute, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as "expect," "outlook," "will," guidance," "projections," "strategy," "mission," "anticipate," "believe," "can," "could," "design," "look forward," "may," "possible," "potential," "should" and other similar words or phrases. Forward-looking statements include, without limitation, all matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, and similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to known and unknown uncertainties, risks, changes in circumstances, and other factors that are difficult to predict, many of which are outside our control. Our actual performance and outcomes, including without limitation, our actual results and financial condition, may differ materially from those indicated in or suggested by the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support;

•	software defects, undetected errors, and development delays for our solutions;

•	the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks, and data loss and business interruptions;

•	the possibility of failure of our business continuity plan during a catastrophic event;

•	the failure of third-party service providers to perform their functions;

•	the possibility that we may be exposed to additional risks related to our co-employment relationship with our PEO business;

•	changes in health insurance and workers’ compensation insurance rates and underlying claim trends;

•	risks related to acquisitions and the integration of the businesses we acquire, including risks related to the integration of Paycor;

•	our clients’ failure to reimburse us for payments made by us on their behalf;

•	the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;

•	our failure to comply with covenants in our debt agreements;

•	changes in governmental regulations, laws, and policies;

•	our ability to comply with U.S. and foreign laws and regulations;

•	our compliance with data privacy and artificial intelligence laws and regulations;

•	our failure to protect our intellectual property rights;

•	potential outcomes related to pending or future litigation matters;

•	the impact of macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;

•	volatility in the political and economic environment, including inflation and interest rate changes;

•	our ability to attract and retain qualified people; and

•	the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

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